                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              ARDEN GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                ARDEN GROUP, INC.
           [LOGO]           2020 SOUTH CENTRAL AVENUE
                            COMPTON, CALIFORNIA  90220
                                 (310) 638-2842


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 25, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Arden Group, Inc. (the "Company") will be held at The Beverly Hilton Hotel, Rodeo Room in the Executive Center, 9876 Wilshire Boulevard, Beverly Hills, California, on June 25, 1997, at 10:00 a.m., Los Angeles Time, for the following purposes:

     1.   To elect two directors for a term of three years;

     2. To ratify the selection of independent certified public accountants for the 1997 fiscal year; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on May 1, 1997, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A list of such stockholders will be available for examination by any stockholder at the meeting and, for 10 days prior to the meeting, during ordinary business hours at Arden Group, Inc., 9595 Wilshire Boulevard, Suite 411, Beverly Hills, California.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED, POSTAGE PREPAID ENVELOPE. THE RETURN OF YOUR PROXY WILL NOT PRECLUDE YOU FROM VOTING IN PERSON IF YOU CHOOSE TO ATTEND THE MEETING.

                              By Order of the Board of Directors



                                            B.D. DONNAN
                               -----------------------------------
                                        Assistant Secretary

May 16, 1997


            PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED
                           IN FURTHER COMMUNICATION

                                ARDEN GROUP, INC.
           [LOGO]           2020 SOUTH CENTRAL AVENUE
                            COMPTON, CALIFORNIA  90220
                                 (310) 638-2842

                          ANNUAL MEETING OF STOCKHOLDERS
                                 ON JUNE 25, 1997



                                 PROXY STATEMENT

GENERAL

    This Proxy Statement is furnished by the Board of Directors of Arden Group, Inc. (the "Company") in connection with its solicitation for use at the Annual Meeting of Stockholders (the "Meeting") to be held at The Beverly Hilton Hotel, Rodeo Room in the Executive Center, 9876 Wilshire Boulevard, Beverly Hills, California, on June 25, 1997, at 10:00 a.m. Los Angeles Time, and at any adjournment thereof. The approximate date on which this Proxy Statement and the accompanying forms of proxy will first be sent to stockholders is May 16, 1997.

    All shares represented by each properly executed and unrevoked proxy received in time for the Meeting will be voted as specified, or, if no specification is made, for (i) the election of management's nominee as a director; and (ii) the ratification of the selection of independent certified public accountants. The Company does not know of any other business that will be presented for action at the Meeting, but if any matter is properly presented, the persons named in the accompanying proxies will vote thereon in accordance with their judgment. A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with an Assistant Secretary of the Company, by timely delivery of a later proxy or by voting in person at the Meeting contrary to the manner in which the proxy is to be voted.

    The cost of soliciting proxies will be paid by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of stock of the Company and such persons will be reimbursed for their reasonable expenses. Proxies may be solicited by directors, officers or employees of the Company and its subsidiaries in person or by telephone or telegraph, for which such persons will receive no special compensation. In addition, Beacon Hill Partners, Inc. ("Beacon Hill") has been retained by the Company to aid in the solicitation of proxies from banks, brokers and nominees and will solicit such proxies by mail, telephone, telegraph and personal interview, and request brokerage houses and nominees to forward soliciting material to beneficial owners of the Company's stock. For these services, Beacon Hill will be paid a fee of $2,750 plus expenses.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

    The Board has fixed the close of business on May 1, 1997, as the record date for the determination of holders of Class A Common Stock and Class B Common Stock entitled to notice of and to vote at the Meeting. Accordingly, only holders of shares of Class A Common Stock and Class B Common Stock of record at the close of business on such date will be entitled to vote such shares at the Meeting. At the close of business on May 1, 1997, there were outstanding 766,753 shares of Class A Common Stock and 342,246 shares of Class B Common Stock. Each share of Class A Common Stock will entitle the holder thereof to one vote on all matters described in this Proxy Statement and all other matters which could be properly brought before the Meeting. Each share of Class B Common Stock will entitle the holder thereof to 10 votes on all matters described in this Proxy Statement and most other matters which could be properly brought before the Meeting. As of May 1, 1997, there were approximately 1,690 holders of record of Class A Common Stock and 11 holders of record of Class B Common Stock. The presence, either in person or by properly executed proxy, of both (i) stockholders holding of record a number of shares of Class A Common Stock entitling them to exercise a majority of the voting power of such class of stock and (ii) stockholders holding of record a number of shares of Class B Common Stock entitling them to exercise a majority of the voting power of such class of stock is necessary to constitute a quorum at the Meeting.

PRINCIPAL STOCKHOLDERS

    As of May 1, 1997, the only persons known to the Company to own beneficially more than 5% of the then outstanding shares of Class A Common Stock or Class B Common Stock were the following:



                                                                  AMOUNT AND
                                                                  NATURE OF
                                                                  BENEFICIAL        PERCENT         PERCENT OF
      TITLE OF CLASS     NAME AND ADDRESS OF BENEFICIAL OWNER     OWNERSHIP (1)    OF CLASS (1)     TOTAL VOTE
      --------------     ------------------------------------     -------------    ------------     ----------
Class A Common Stock     City National Bank, as Trustee            209,459(1)        27.3%             5.0%
                         of the Company's Stock Bonus Plan and
                         Trust (the "Stock Bonus Plan")
                         400 North Roxbury Drive, Suite 500
                         Beverly Hills,  CA  90210


Class A Common Stock     Bernard Briskin                            169,516(2)        22.1%             4.0%
                         Arden Group, Inc.
                         9595 Wilshire Blvd., Suite 411
                         Beverly Hills, CA 90212

Class B Common Stock     Bernard Briskin                            340,624           99.5%             81.3%

____________________________

(1) Unless otherwise indicated to the contrary, all beneficial owners have sole investment and voting power. For purposes of this table, 339,300 shares of Company Class A Common Stock which are held by AMG Holdings, Inc., an indirect wholly owned subsidiary of the Company, are not deemed to be outstanding.

(2) This amount includes the following shares: (i) 60,341 shares owned by Mr. Briskin's wife; (ii) 46,524 shares held in trust (of which Mr. Briskin is a trustee) for the benefit of Mr. Briskin, his children and his mother; and (iii) 24,503 shares held in an Individual Retirement Account by Mr. Briskin's wife. Mr. Briskin disclaims any beneficial ownership of the shares set forth in clauses (i) and (iii) hereof. Mr. Briskin shares voting and investment power with respect to the shares referred to in clause (ii), shares voting power but denies that he has or shares investment power with respect to the shares referred to in clauses (i) and (iii). Nothing herein should be construed as an admission that Mr. Briskin is in fact the beneficial owner of any of these shares.

    If Mr. Briskin converted all of his Class B Common Stock to Class A
Common Stock (convertible on a share for share basis) his beneficial ownership of Class A Common Stock would be increased to 510,140 shares or 46%.

                             ELECTION OF DIRECTORS

    As permitted under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, the Company's Certificate of Incorporation provides for a classified Board of Directors, with approximately one-third of the total authorized number of directors elected each year for a term of three years by straight (as distinguished from cumulative) voting.

    At the Meeting, it is proposed to elect the two nominees shown below to hold office as directors until the Company's Annual Meeting in 2000 or until such directors' successors have been elected and qualified. Each nominee is now a director of the Company.

    Under Article Fourth of the Certificate of Incorporation of the Company, so long as the total number of outstanding shares of Class B Common Stock is equal to or greater than 12.5% of the total aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock, the holders of Class A Common Stock are entitled to elect at any meeting therefor only such number of directors as, when added to the number of continuing directors previously elected by the holders of Class A Common Stock, equals 25% of the total number of directors of the Company (rounded up to the nearest whole number); the remaining directors are to be elected by the holders of the Class B Common Stock. Since the total number of directors is six, and the holders of Class A Common Stock have previously elected two directors whose terms of office do not expire at the Meeting, the holders of Class A Common Stock are not entitled to elect any directors at the Meeting.

    The holders of Class B Common Stock are entitled to elect two directors at the Meeting and will have 10 votes per share for each director to be elected by such stockholders. The election of the directors requires the affirmative vote of the holders of a plurality of the shares of such class of stock present, in person or by proxy, and entitled to vote at the Meeting. Any votes against a nominee or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and will have no effect on the vote with respect to the election of directors.

    The Board of Directors recommends a vote FOR the election of each of the two nominees whose names are shown below.

    Management is not aware of any circumstance that would render any nominee unable to serve. However, if any nominee should unexpectedly become unavailable for election, votes will be cast, pursuant to the accompanying proxies, for the election of a substitute nominee or nominees who may be selected by the present Board of Directors.

    Below is set forth certain information concerning the nominees and the four continuing directors as of May 1, 1997. Certain of this information has been supplied by the persons named:

NOMINEES FOR ELECTION BY CLASS B COMMON STOCKHOLDERS
FOR A THREE-YEAR TERM ENDING IN 2000:


                                                         PRINCIPAL OCCUPATION               DIRECTOR            TERM
      NAME                              AGE            AND OTHER DIRECTORSHIPS (1)           SINCE             EXPIRES
    -------                            -----           ---------------------------          --------           -------
Stuart Krieger                           79             Business Consultant                    1978              1997
                                                        Director of American Rocket Co.

Ben Winters                              76             Business Consultant                    1978              1997

CONTINUING DIRECTORS: (2)

Bernard Briskin                          73             Chairman of the Board of               1970              1998
                                                        Directors, President and Chief
                                                        Executive Officer of the Company
                                                        and Arden-Mayfair, Inc., a
                                                        subsidiary of the Company, and
                                                        Chairman of the Board of AMG
                                                        Holdings, Inc. and Gelson's
                                                        Markets, both subsidiaries of
                                                        Arden-Mayfair.

John G. Danhakl                          41             Partner of Leonard Green &             1995              1998
                                                        Partners from March 1995 to
                                                        present.  Director of
                                                        Communications and Power
                                                        Industries, Inc. and Twin
                                                        Laboratories Corporation.
                                                        Managing Director of Donaldson
                                                        Lufkin Jenrette Securities
                                                        Corporation from March 1990 to
                                                        February 1995.

Daniel Lembark                           72             Financial Consultant and               1978              1998
                                                        Certified Public Accountant.

Robert A. Davidow                        55             Director of WHX Corporation since      1993              1999
                                                        January 1991; private investor.

_________________________

(1) Unless otherwise indicated, principal occupation or occupations shown have been such for a period of at least five years in the aggregate.

(2) Date shown for term of service indicates commencement of service as a director of the Company or Arden-Mayfair.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Company has audit, nominating, investment and compensation committees. Current members of the audit committee are Mr. Lembark, chairman, and Messrs. Krieger and Winters. This committee, which monitors significant accounting policies, approves services rendered by the independent auditors, reviews audit and management reports and makes recommendations regarding the appointment of independent auditors and the fees payable for their services, met two times in 1996. Current members of the compensation committee are Mr. Danhakl, chairman, and Messrs. Davidow and Lembark. This committee, which considers and makes recommendations as to salary and incentive compensation awards to senior executive officers, met once in 1996. Current members of the investment committee are Mr. Davidow, chairman, and Messrs. Briskin, Danhakl and Winters. This committee defines the short term investment strategy for the Company and met four times in 1996. Current members of the nominating committee are Mr. Winters, chairman, and Messrs. Briskin and Krieger. This committee, which was established to select candidates for nomination and election as directors, met three times in 1996. The nominating committee will consider qualified nominees recommended by stockholders. Stockholders who wish to recommend qualified nominees should write to an Assistant Secretary of the Company at 2020 South Central Avenue, Compton, California 90220, and should state the qualifications of persons proposed by them.

    During the 1996 fiscal year, the Board of Directors held five meetings. Each of the directors attended over 75% of the aggregate of all of the meetings of the Board of Directors and meetings held by all committees of the Board on which he served during such period.

COMPENSATION OF DIRECTORS

    Effective February 1, 1996, each non-employee director of the Company was compensated for all services as a director at an annual rate of $18,000 plus $1,000 for each Board meeting attended and $1,000 for attendance at each committee meeting. Non-employee directors who serve as committee chairmen are entitled to an additional $4,200 per year. In 1996, the Company awarded Frederick A. Schnell, who had served as a Director of the Company through June 19, 1996, payment of $50,000 in recognition of his over 20 years of service as a Director of the Company. Such sum is payable in three installments of $8,000, $24,000 and $18,000 on September 1996, January 1997
and January 1998, respectively.   Mr. Briskin is an employee of the Company
and does not receive the compensation otherwise payable to directors.

BENEFICIAL OWNERSHIP OF THE COMPANY'S STOCK BY MANAGEMENT

    The following table shows, as of May 1, 1997, the beneficial ownership of the Company's equity securities by each director or nominee, Ernest T. Klinger, CFO, VP Finance and Administration, and by all directors and officers as a group.


                                                           AMOUNT AND
                                                           NATURE OF
                                     TITLE OF CLASS        BENEFICIAL          PERCENT         PERCENT OF
     NAME                          OF COMPANY'S STOCK      OWNERSHIP(1)       OF CLASS(1)      TOTAL VOTE
    ------                         ------------------      ------------       -----------      ----------
Bernard Briskin..................  Class A Common Stock     169,516(2)           22.1%             4.0%
                                   Class B Common Stock     340,624              99.5%            80.9%
Robert A. Davidow................  Class A Common Stock           0
John G. Danhakl..................  Class A Common Stock           0
Stuart A. Krieger................  Class A Common Stock           0
Daniel Lembark...................  Class A Common Stock           0
Ben Winters......................  Class A Common Stock         100               (4)              (5)
Ernest T. Klinger................  Class A Common Stock         342(3)            (4)              (5)
All directors and executive
 officers as a group (7 persons).. Class A Common Stock     169,958(3)           21.6%             4.0%
                                   Class B Common Stock     340,624              99.5%            81.3%

(1) Unless otherwise indicated to the contrary, all beneficial owners have sole investment and voting power. The number of outstanding shares of Company Class A Common Stock on which the percentages shown in this table are based does not include 339,300 shares of Company
    Class A  Common Stock held by AMG Holdings, Inc.

(2) See note (2) to the table under "Principal Stockholders" set forth above.

(3) Includes shares held in the Company Stock Bonus Plan for the accounts of those individuals.

(4) Did not exceed 1% of the outstanding shares of the class.

(5) Did not exceed 1% of the total vote.

EXECUTIVE OFFICERS OF THE COMPANY

    Set forth below is certain information regarding the persons who presently serve as executive officers of the Company.

    NAME          AGE      POSITIONS AT THE COMPANY(1)
   -----          ---      ---------------------------
Bernard Briskin    73     Chairman of the Board, President and Chief Executive
                          Officer of the Company.

Ernest T. Klinger  61     Vice President Finance and Administration and Chief
                          Financial Officer of the
                          Company.

(1) Unless otherwise indicated, principal occupation or occupations shown have been such for a period of least five years in the aggregate.

    Executive officers of the Company are elected annually by the Company Board and serve at the discretion of the Company Board, with the exception of Mr. Briskin, who has an employment agreement. See "Employment Agreement - Bernard Briskin."

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that directors and executive officers of the Company, as well as persons holding more than ten percent (10%) of a registered class of the Company's equity securities, file with the Securities and Exchange Commission initial reports of the ownership and reports of changes of ownership of Class A Common Stock and other equity securities of the Company. Based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the fiscal year ended December 28, 1996, all Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten percent (10%) beneficial owners were complied with.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

    GENERAL. The following table sets forth the total annual and long-term compensation paid or accrued by the Company and its subsidiaries in connection with all businesses of the Company and its subsidiaries to or for the account of the Chief Executive Officer of the Company and each other executive officer of the Company whose total annual salary and bonus for the fiscal year ended December 28, 1996 exceeded in the aggregate $100,000.

                          SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM  COMPENSATION
                                                                           ------------------------------------
                                                                                   AWARDS              PAYOUTS
                                                                           -------------------------   --------
                                          ANNUAL COMPENSATION                           SECURITIES-
                                  ----------------------------------------  RESTRICTED  UNDERLYING
                                                            OTHER ANNUAL       STOCK      OPTIONS/       LTIP        ALL OTHER
    NAME AND                         SALARY       BONUS     COMPENSATION      AWARD(S)     SARS(1)      PAYOUTS     COMPENSATION
PRINCIPAL POSITION         YEAR       ($)          ($)        ($) (4)          (1)          ($)          (1)         ($)(2)(3)
------------------        -----      ------      ------     ------------    ----------  -----------     -------     ------------
Bernard Briskin,          1996     450,177      191,632                                                                9,000
Chief Executive           1995     444,400      407,624                                                               10,500
Officer                   1994     440,000      273,068                                                               40,742

Ernest T. Klinger,        1996     190,000       40,000                                                                9,000
CFO, VP Finance           1995     190,000       40,000                                                               10,500
and Administration        1994     190,000          -0-                                                               10,500


(1) The Company did not grant to Mr. Briskin or Mr. Klinger any restricted stock, stock options or stock appreciation rights ("SARs") and made no payout to them on any long-term incentive plan in fiscal years 1996, 1995, or 1994.

(2) Includes the Company contribution to the Arden Group, Inc. 401(k) Retirement Savings Plan and the Arden Group, Inc. Stock Bonus Plan. In 1996, Messrs. Briskin and Klinger were each allocated $6,000 to their 401(k) account and $3,000 to their Stock Bonus Plan account. Mr. Briskin's 1994 balance includes $30,242 for the purpose of purchasing life insurance.

(3) Does not include retirement benefits from the Telautograph Pension Plan (terminated in December 1993).

(4) Perquisites and other personal benefits did not exceed the lesser or $50,000 or 10% of the compensation received by the named officers in any of the years for which compensation information is reported.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors has a Compensation Committee. At the end of fiscal 1996 the Compensation Committee consisted of the following directors:

     John Danhakl, Chairman      Robert A. Davidow       Daniel Lembark

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors (the "Committee") is composed of three outside directors and is responsible for the development of Company policies relating to executive compensation. The Committee's principal objective is to aid the Company in achieving its goals by the establishment of compensation policies which will attract and retain superior talent and also reward performance.

The compensation of Mr. Bernard Briskin, the Chief Executive Officer of the Company, is established under an Employment Agreement dated May 13, 1988 which was amended effective January 1, 1994 (the "Employment Agreement").
The term of the Employment Agreement expires January 1, 2001. Pursuant to the Employment Agreement, Mr. Briskin's base salary was increased effective January 1, 1997 to $460,081 per year based upon the increase in the Consumer Price Index and will be increased on January 1 of succeeding years during the term of the Employment Agreement based upon further increases in the Consumer Price Index subject, however, to a maximum annual increase. The annual bonus arrangement provided for Mr. Briskin in the Employment Agreement was approved by the stockholders at the 1994 Annual Meeting of Stockholders. The amount of the bonus is equal 2 1/2% of the Company's first $2,000,000 of Pre-Tax Profits (as defined in the Employment Agreement) plus 3 1/2% of Pre-Tax Profits in excess of $2,000,000. For fiscal year 1996, the amount of the bonus was $191,632.

As to executives other than Mr. Briskin, the Committee recommends compensation for them to the Board of Directors. Such compensation is designed to achieve an overall level of compensation which is competitive with other companies in the supermarket business in Southern California. By taking into account the individual performance, responsibility and achievement level of the executives involved and the annual and long term performance of the Company, the actual compensation level for such executives recommended by the Committee may be greater or less than the average of competitive levels in such other companies. Accordingly, the Committee exercises its best judgment in setting executive compensation based upon a number of internal, external and individual factors.

The Company's Stock Bonus Plan is included as a component of executive compensation and this, as well as the other factors, operates to link a portion of executive compensation to Company profitability.

In general, Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows deductions by a publicly traded corporation for compensation in excess of $1,000,000 to its chief executive officer or any of its four other highest paid officers. The Committee does not expect that any executive officer's compensation for the 1997 fiscal year will exceed the $1,000,000 IRS deduction cap. In any event, since Mr. Briskin's bonus arrangement was approved by stockholders, the amount of Mr. Briskin's annual bonus arrangement should be excluded from the computation to determine whether his compensation exceeds the $1,000,000 deduction cap.



John Danhakl, Chairman
Robert A. Davidow
Daniel Lembark

Members of the Compensation Committee.

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative total stockholder return on the Company Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index, the Standard & Poor's Food Retailers Index and the Dow Jones Food Retailers Index for the period of five years commencing December 31, 1991 and ending December 31, 1996. The graph assumes that $100 was invested on December 31, 1991 in the Company Stock and in each of the above-mentioned indices that all dividends were reinvested.


                                  [GRAPH]

                           Base
                          Period  Return  Return   Return  Return  Return
  Company/Index Name       1991    1992     1993    1994    1995    1996
  ------------------      ------  ------   ------  ------  ------  ------
Arden Group, Inc.           100    76.09   110.87   98.91  129.35  125.82
S&P 500 Index               100   107.62   118.60  120.03  165.13  203.05
S&P Food Retailers Index    100   130.76   126.84  135.76  173.91  201.90

STOCK BONUS PLAN

    The Stock Bonus Plan is a non-contributory trusteed profit sharing plan which is qualified under Section 401 of the Internal Revenue Code of 1986, as amended. All non-union employees over 18 years of age who complete 1,000 hours of service are eligible to become participating employees in the plan. Contributions to the plan for any fiscal year, as determined by the Board of Directors, are discretionary, but in no event to exceed 15% of the annual aggregate salaries of those employees eligible for participation in the plan. Any assets of the Plan which are not invested in the Company's Class A
Common Stock may be invested in certain government backed securities. Contributions to the plan are allocated among eligible participants in the proportions of their salaries to the salaries of all participants. Contributions accrued for the Plan in 1996 were $133,100.

ARDEN GROUP, INC. 401(K) RETIREMENT SAVINGS PLAN

    Effective January 1, 1992, the Company's Board adopted the Arden Group, Inc. 401(k) Retirement Savings Plan (the "Company Savings Plan"). All non-union employees of the Company and its subsidiaries (except employees of AMG Holdings) who have attained the age of 18 and have completed at least one year of service with any of such companies are entitled to participate in the Company Savings Plan. The Company Savings Plan provides that, with certain limitations, a participating employee may elect to contribute up to 15% of such employee's annual compensation to the Company Savings Plan on a tax-deferred basis, subject to a limitation that the annual elective contribution may not exceed an annual indexed dollar limit determined pursuant to the Internal Revenue Code ($9,500 in 1996). Annual contributions are made by the Company, in a discretionary amount as determined by the Company each year. Contributions accrued for the Plan in 1996 and contributed in early 1997 were $262,800.

EMPLOYMENT AGREEMENT - BERNARD BRISKIN

    Mr. Briskin is employed as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company and Arden-Mayfair, Inc. and the Chairman of the Board and Chief Executive Officer of AMG Holdings, Inc. and Gelson's Markets pursuant to an employment agreement which was entered into as of May, 1988 (such agreement is hereinafter referred to as the "Agreement"). The Agreement was amended in April, 1994 retroactive to January 1, 1994 (the Agreement as amended is hereinafter referred to as the Amended Agreement.) The Amended Agreement has a term ending at January 1, 2001 and provides that the term thereof is subject to automatic extension thereafter for periods of one fiscal year each unless either his employers or Mr. Briskin gives notice of termination not less than 15 months nor more than 18 months prior to the date upon which the term of the Amended Agreement will expire. If at any time the employers decide not to extend the Amended Agreement for another year, Mr. Briskin is entitled to receive the sum of $600,000 as severance pay.

    The Amended Agreement provides for an annual base salary of $440,000 and a bonus based upon the "pre-tax profits" (as defined) of the Company for each fiscal year to the extent of 2 1/2% of the first $2,000,000 of pre-tax profits and 3 1/2% of pre-tax profits in excess of $2,000,000. "Pre-tax Profits" for a particular fiscal year is the amount shown on the audited Consolidated Statement of Operations of the Company for such fiscal year as "Income Before Income Taxes and Extraordinary Items," adjusted so as to exclude any charge, accrual or deduction for any bonus paid or payable to Mr. Briskin. The annual base salary is subject to a cost of living adjustment effective as of January 1, 1996 and as of January 1 of each year thereafter (the Adjustment Date.) The base salary is adjusted for increases in the Consumer Price Index for All Urban Wage Earners and Clerical Workers Los Angeles-Anaheim-Riverside Metropolitan Area (1982-1984=100) published by the Bureau of Labor Statistics of the United States Department of Labor (the Index). The base salary is adjusted for 100% of any increase in the Index up to 3% and 50% for any increase in the Index in excess of 3% up to 5%, with no adjustment for any increase in the Index in excess of 5%. The amount of the increase in the Index is calculated by dividing the Index for the month of October immediately preceding the applicable Adjustment Date by the Index for the month of October of the immediately preceding calendar year. As a result of the cost of living adjustment, the base salary was increased to $460,081 as of January 1, 1997.

    The Amended Agreement also provides for certain expense reimbursement and personal benefits, including payment or reimbursement for uninsured medical expenses of Mr. Briskin and his immediate family up to a maximum of $100,000 during any calendar year. In addition, in the event that Mr. Briskin becomes permanently disabled, dies or his employment is terminated without cause during the term of the Amended Agreement, then all amounts of principal and accrued interest outstanding under the Promissory Notes are forgiven (see Certain Other Transactions).

    The Amended Agreement provides that its terms will be subject to review during the 1997 fiscal year by the Compensation Committee of the Board of Directors. Pursuant to this provision, the terms of the Amended Agreement may be modified.

                          CERTAIN OTHER TRANSACTIONS

    In connection with the purchase by Mr. Briskin of shares of the Company's Class A Common Stock in 1979 and 1980, the Company loaned Mr. Briskin $212,500 and $303,750, respectively. Under his Amended Employment Agreement the interest rates payable under the notes reflecting such loans and the maturity dates of such notes were modified. Interest on the unpaid principal of such loans is payable at the rate of 6% per annum payable annually on or before December 31 of each year. Principal on the $212,500 note is payable in annual installments of $30,357.14 commencing December 31, 1994 and continuing each December 31 thereafter until December 31, 2000 at which time the entire unpaid principal balance of that note with all accrued and unpaid interest is due and payable. Principal on the $303,750 note is payable in annual installments of $43,392.86 commencing on December 31, 1994 and continuing each December 31 thereafter until December 31, 2000 at which time the entire unpaid principal balance of that note with all accrued and unpaid interest is due and payable. The foregoing notes are collateralized by 180,000 shares of the Company's Class B Common Stock. The outstanding principal balance of the two notes as of December 31, 1996 was $295,000.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Company's Board of Directors, upon recommendation of its Audit Committee, has selected Coopers & Lybrand, independent certified public accountants, to audit the books, records and accounts of the Company and its consolidated subsidiaries for the 1997 fiscal year. Coopers & Lybrand has audited the books, records and accounts of the Company and its subsidiaries for a number of years. If the stockholders do not ratify the appointment of Coopers & Lybrand, other certified public accountants will be appointed by the Board on recommendation of the audit committee.

    It is anticipated that representatives of Coopers & Lybrand will attend the Meeting with the opportunity to make any statement they may desire to make, and will be available to respond to appropriate questions from stockholders.

    Ratification of the selection of independent public accountants for the Company requires the affirmative vote of a majority in voting interest of the stockholders present, in person or by proxy, and entitled to vote at the Meeting. Abstentions and broker non-votes will not be voted for or against this proposal, but will have the effect of negative votes since an affirmative vote of a majority in voting interest of stockholders present and eligible to vote is required to ratify the selection.

    The Board of Directors recommends a vote FOR ratification of the selection of Coopers & Lybrand.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

    In the event that a stockholder wishes to submit a proposal for consideration by the stockholders of the Company at the next Annual Meeting of Stockholders in conformity with current Securities and Exchange Commission proxy regulations and any such proposal must be received by any Assistant Secretary of the Company no later than January 15, 1998 in order for it to be includable in the proxy statement for such Annual Meeting.


                                   By Order of the Board of Directors


                                               B.D. DONNAN
                                      --------------------------
                                           Assistant Secretary




May  16, 1997

PROXY                                                             CLASS A COMMON

                               ARDEN GROUP, INC.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ARDEN GROUP, INC.

    Bernard Briskin, Daniel Lembark and Ben Winters are hereby appointed proxies (each with power to act alone and with power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Arden Group, Inc., at The Beverly Hilton Hotel, Beverly Hills, California at 10:00 a.m. on June 25, 1997 and all adjournments thereof, on the matters set forth below, and in their discretion upon any other matters brought before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1

    1. FOR / / AGAINST / / ABSTAIN / / the proposal to ratify the selection of Coopers & Lybrand as independent public accountants of the Company.

                   (Continued and to be signed on other side)

                          (continued from other side)

THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

    The undersigned hereby revokes all prior proxies.

                                                   PLEASE SIGN, DATE, AND MAIL
                                                   THIS PROXY TODAY
                                                    Dated ______________________
                                                    Signature __________________
                                                    Signature __________________

                                                    / / I/WE PLAN TO ATTEND THE
                                                        MEETING.

                                                 Please be sure to date this
                                                 Proxy and to sign exactly as
                                                 your name appears hereon; joint
                                                 owners should each sign, if by
                                                 a corporation, in the manner
                                                 usually employed by it; if by a
                                                 fiduciary, the fiduciary's
                                                 title should be shown.

                                                    YOUR VOTE IS IMPORTANT.

PROXY                                                             CLASS B COMMON

                               ARDEN GROUP, INC.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ARDEN GROUP, INC.

    Bernard Briskin, Daniel Lembark and Ben Winters are hereby appointed proxies (each with power to act alone and with power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Arden Group, Inc., at The Beverly Hilton Hotel, Beverly Hills, California at 10:00 a.m. on June 25, 1997 and all adjournments thereof, on the matters set forth below, and in their discretion upon any other matters brought before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NO. 1 AND 2.

    1. FOR / / AGAINST / / ABSTAIN / / the proposal to ratify the selection of Coopers & Lybrand as independent public accountants of the Company.

    2. ELECTION OF DIRECTORS
     FOR / / The nominees listed below
      WITHHOLD AUTHORITY / / to vote for the nominees listed below

        (a) Stuart A. Krieger (b) Ben Winters

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE  FOR ANY NOMINEE, STRIKE A  LINE
                  THROUGH THAT NOMINEE'S NAME ABOVE).

                     (Continued and to be signed on other side)

                          (continued from other side)

THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

    The undersigned hereby revokes all prior proxies.
                                                    PLEASE SIGN, DATE, AND MAIL
                                                    THIS PROXY TODAY
                                                    Dated ______________________
                                                    Signature __________________
                                                    Signature __________________

                                                    / / I/WE PLAN TO ATTEND  THE
                                                        MEETING.

                                                 Please  be  sure  to  date this
                                                 Proxy and  to sign  exactly  as
                                                 your name appears hereon; joint
                                                 owners  should each sign, if by
                                                 a corporation,  in  the  manner
                                                 usually employed by it; if by a
                                                 fiduciary,    the   fiduciary's
                                                 title should be shown.

                                                    YOUR VOTE IS IMPORTANT.